UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 10, 2010
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51757	16-1731691
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 10, 2010, the board of directors of LE GP, LLC (“LE GP”) approved the Second Amendment to Amended and Restated Limited Liability Agreement of Regency GP LLC (the “Second Amendment”), and the Second Amendment became effective on August 10, 2010. A copy of the Second Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     LE GP is the general partner of Energy Transfer Equity, L.P. (“ETE”). ETE owns 100% of the limited liability interests in ETE GP Acquirer LLC (“ETE GP Acquirer”), which in turn owns 100% of the limited liability company interests in Regency GP LLC, which is the general partner of Regency GP LP (“Regency GP”), which in turn is the general partner of Regency Energy Partners LP (“Regency”).
     This Second Amendment amends the existing Amended and Restated Limited Liability Company Agreement of Regency GP LLC to provide, among other things, that Regency GP LLC will not be permitted to take the following actions without the approval of ETE GP Acquirer, as the sole member of Regency GP LLC:
(i)	any action to make, or consent to, a general assignment for the benefit of creditors of Regency;

(ii)	any action to file, or consent to the filing of, any petition for relief under the U.S. Bankruptcy Code naming Regency or otherwise seek relief for Regency from its debts or protection generally from its creditors;

(iii)	any action to file, or consent to the filing of, a petition seeking a liquidation, dissolution or arrangement of Regency;

(iv)	any action to file a pleading admitting, or failing to contest, the material allegations of a petition filed against Regency in a proceeding of the type described in (i) through (iii) above;

(v)	any action to seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for Regency GP LLC, Regency GP or Regency, as applicable, or for all or any substantial portion of any such entity’s properties;

(vi)	any action to sell all or substantially all of the assets of Regency GP LLC, Regency GP or Regency;

(vii)	any action to dissolve or liquidate Regency, except in accordance with Article IX of the Amended and Restated Agreement of Limited Partnership of Regency, as amended (the “Partnership Agreement”);

(viii)	any action to merge or consolidate Regency;

(ix)	any action to amend the Partnership Agreement; and

(x)	any action to make a material change in the amount of the quarterly distribution made on the common units of Regency or the payment of any material extraordinary distribution on the Regency common units.
     In addition, the Second Amendment specifies that ETE GP Acquirer, as the sole member of Regency GP LLC, will have exclusive authority over the business and affairs of Regency GP LLC that do not relate to the management and control of Regency, and the Second Amendment identifies various such matters as to which ETE GP Acquirer will have such exclusive authority.
     The Second Amendment also provides that the following actions will require the approval of a majority of the members of the board of directors of Regency GP LLC, including at least one independent director of such board:
(i)	any action to make, or consent to, a general assignment for the benefit of creditors of Regency;

(ii)	any action to file, or consent to the filing of, any petition for relief under the U.S. Bankruptcy Code naming Regency or otherwise seek relief for Regency from its debts or protection generally from its creditors;

(iii)	any action to file, or consent to the filing of, a petition seeking a liquidation, dissolution or arrangement of Regency; and

(iv)	any action to file a pleading admitting, or failing to contest, the material allegations of a petition filed against Regency in a proceeding of the type described in (i) through (iii) above.
Item 8.01. Other Events.
     As of August 10, 2010, the respective conflicts committees and the boards of directors of Regency GP LLC, LE GP and Energy Transfer Partners, L.L.C. (“ETP”), adopted the Statement of Policies Related to Potential Conflicts (the “Conflicts Policy”) among Regency, Energy Transfer Partners, L.P. (“ETP LP”) and ETE, and this Conflicts Policy became effective as of August 10, 2010. A copy of the Conflicts Policy is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In addition to its indirect ownership of Regency GP, the general partner of Regency, ETE also owns 100% of the limited liability company interest in ETP, which is the general partner of Energy Transfer Partners GP, L.P., which in turn is the general partner of ETP LP.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

3.1	Second Amendment to Amended and Restated Limited Liability Company Agreement of Regency GP LLC, dated August 10, 2010.

99.1	Statement of Policies Related to Potential Conflicts among Regency Energy Partners LP, Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P., dated as of August 10, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Paul M. Jolas
Paul M. Jolas
Executive Vice President and Chief Legal Officer

August 10, 2010